SKYLYNX COMMUNICATIONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 13, 2004

The Annual Meeting of Shareholders of SkyLynx Communications, Inc. (the "Company") will be held at the Centre Club, 123 South Westshore Boulevard, 8th Floor, Tampa, Florida on April 13, 2004 at 3:00 o'clock p.m. local time for the purpose of considering and voting upon the following:
1.	To elect four (4) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
2.	To ratify our selection of our independent certified public accountants.
3.	To approve our 2003 Equity Incentive Plan.
4.	Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of the Company's common stock of record at the close of business on March 8, 2004 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended June 30, 2003, is being mailed to shareholders concurrently with our Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt or a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.
SKYLYNX COMMUNICATIONS, INC.
/s/ Kenneth L. Marshall Kenneth L. Marshall, Secretary

SKYLYNX COMMUNICATIONS, INC.
PROXY SOLICITED ON BEHALF OF THE COMPANY

The undersigned hereby constitutes and appoints Gary L. Brown or ____________________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of SkyLynx Communications, Inc (the "Company") to be held at the Centre Club, 123 South Westshore Boulevard, 8th Floor, Tampa, Florida on April 13, 2004 at 3:00 o'clock p.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.
(1)	FOR _______________	WITHHOLD AUTHORITY _____________
To elect all of the nominees listed below:
Gary L. Brown, Steven R. Jesson, Alfredo Chang, Stephen Rogers

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

_____________________________________________________________
(2)	FOR __________	AGAINST __________	ABSTAIN ___________
To ratify our selection of our independent public accountants
(3)	FOR __________	AGAINST __________	ABSTAIN ___________
To approve the Company's 2003 Equity Incentive Plan.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.
Date _______________________________________, 2004
_______________________________________________ Name (please type or print)
_______________________________________________ Signature
_______________________________________________ Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SKYLYNX COMMUNICATIONS, INC.
500 Ringling Boulevard
Sarasota, Florida 34242

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is being furnished to the shareholders of SkyLynx Communications, Inc. (respectively, the "SkyLynx Shareholders" and "SkyLynx" or the "Company") in connection with the solicitation by SkyLynx of proxies to be used at the Annual Meeting of SkyLynx Shareholders on April 13, 2004 (the "Annual Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Annual Meeting, and where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted

*	FOR the election of four (4) Directors;
*	FOR the ratification of Cordovano & Honeck as the Company's independent certified public accountant for the fiscal year ended June 30, 2004;
*	FOR the proposal to ratify and approve an increase in the number of shares of common stock that may be issued under the Company's 2003 Equity Incentive Plan by an additional 2,500,000 shares; and

according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Annual Meeting or any adjournment thereof.

        In the event the Annual Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Annual Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Annual Meeting.

ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

        This Statement is being mailed on or about March 10, 2004, to SkyLynx Shareholders eligible to vote at the Annual Meeting. Concurrently with the mailing of this Statement, SkyLynx is furnishing to its shareholders SkyLynx's Annual Report for its fiscal year ended June 30, 2003.

        SkyLynx is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain SkyLynx Shareholders and brokers by one or more of the Directors or by Officers or employees of SkyLynx. SkyLynx may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, SkyLynx has not made any contracts or arrangements for such solicitations; hence they cannot identify any parties or estimate the cost of such solicitation.

        Only SkyLynx Shareholders of record as of the close of business on March 8, 2004 (the "Record Date"), will be entitled to vote at the Annual Meeting. Representation of a majority of SkyLynx's shares of common stock outstanding on the SkyLynx Record Date, either in person or by proxy, constitutes a quorum for the Annual Meeting. When a quorum is present, the vote by a plurality of the shares represented at the Meeting shall decide the election of directors; and on all other matters, a proposal will be ratified if votes in favor of the proposal are greater than votes against the proposal. As of the Record Date, SkyLynx had outstanding _____________ shares of common stock, with each share being entitled to one vote.

THE ANNUAL MEETING

        The Board is furnishing this Proxy Statement and the accompanying proxy to shareholders of SkyLynx as part of the solicitation of proxies for use at the Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of SkyLynx on or about March 10, 2004.

Date, Time and Place of Meeting

        The Meeting will be held at the Centre Club, 123 South Westshore Boulevard, 8th Floor, Tampa, Florida, on April 13, 2004, 2003, at 3:00 pm, local time.

Matters to be Considered

        The purpose of the Meeting is to consider and vote upon the following matters:

*	to elect four (4) Directors;
*	to ratify Cordovano & Honeck as the Company's independent certified public accountant for the fiscal year ended June 30, 2004;
*	to ratify and approve an increase in the number of shares of common stock that may be issued under the Company's 2003 Equity Incentive Plan by an additional 2,500,000 shares;

        Management of SkyLynx does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

Record Date and Outstanding Shares

        The Board has fixed the close of business on March 8, 2004, as the Record Date for determining shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately _______ shareholders of record of SkyLynx common stock and __________ shares of SkyLynx common stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

        The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be considered present at the meeting for purpose of determining a quorum.

Required Vote

        Directors shall be elected by a plurality of the votes of the shares present at the meeting either in person or represented by proxy and entitled to vote on the election of directors. On all other matters presented to a vote of the shareholders at the Meeting, a Proposal will be deemed ratified and adopted if it receives more votes in favor of such proposal than are cast against such Proposal. Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. With respect to a broker non-vote on the Proposal, such shares will not be considered present at the Meeting, and will not be counted in the voting with respect to such matter.

        The officers and directors of SkyLynx have indicated that they intend to vote their shares FOR each director. These individuals own shares representing a total of ________ shares, or approximately ____% of the total number of shares of SkyLynx common stock outstanding as of the Record Date.

Proxies

        All shares of common stock represented at the Meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies. If no such instructions are indicated, such shares will be voted in favor of all the proposals and, in the discretion of the proxyholder as to any other matter which may be incidental to the Meeting as may properly come before such Meeting. SkyLynx knows of no other matters other than as described in the Notice of Annual Meeting that are to come before the Meeting. If any other matter or matters are properly presented for action at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, including any adjournment or postponement of the Meeting, unless such authorization is withheld.

        A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of SkyLynx at our principal executive offices at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of SkyLynx at our principal executive offices a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting; however, mere attendance at the Meeting will not itself have the effect of revoking the proxy.

Solicitation of Proxies; Expenses

        The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by SkyLynx. In addition to solicitation by mail, the directors, officers, and employees of SkyLynx may solicit proxies from shareholders by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to SkyLynx shareholders. SkyLynx may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

SUMMARY OF PROPOSALS TO BE DECIDED AT THE ANNUAL MEETING

        The following summary only highlights selected information from this document and may not contain all of the information that is important to you. To understand each Proposal fully, you should carefully read this entire document.

        1.        Proposal No. 1 - Election of Directors. The Directors of the Company have voted to nominate four (4) Directors for election to hold office until the next Annual Meeting of the Shareholders and until their successors are elected and qualified. The persons named in the accompanying form of Proxy intend, in the absence of contrary instructions, to vote all proxies FOR the election of the following nominees:

1.	Gary L. Brown
2.	Steven R. Jesson
3.	Alfredo Chang
4.	Stephen Rogers

                All nominees have consented to stand for election and to serve if elected. If any such nominees should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee.

        2.         Proposal No. 2 - Selection of Independent Public Accountants for the Company. The Board of Directors of the Company has approved the selection of the firm of Cordovano & Honeck as independent accountants for the Company for the fiscal year ending June 30, 2004. Cordovano & Honeck has examined and reported on the Annual Report to Shareholders for the fiscal years ended June 30, 2003 and June 30, 2002 as well as provided services related to filings made with the Securities and Exchange Commission. The selection of Cordovano & Honeck is hereby being submitted to the Shareholders for ratification at the Annual Meeting.

        3.        Proposal No. 3 - Approval of the 2003 Equity Incentive Plan. The Company believes that it is important to be able to offer to its directors, executive officers, key employees, advisors and consultants the kind of equity incentives that are generally available to other operating businesses. The Company is seeking approval to increase the number of shares of common stock that may be issued under the Equity Incentive Plan (the "Plan") by an additional 2,500,000 shares. Currently, there are 1,240,458 shares authorized to be issued under the Plan, of which ________ shares have already been issued, _________ shares are reserved for issuance pursuant to the exercise of options that have been granted and are outstanding under the Plan, and an additional _____ shares remain available for grant or issuance.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board of Directors has voted to nominate four (4) Directors for election to hold office until the next Annual Meeting of our Shareholders and until their successors are elected and qualified. Each of the following nominees currently serves as a Director of our Company and has consented to be nominated to serve as a Director of the Company for the following year.

        a.         Nominees:

                    In the absence of contrary instructions, the persons named in the accompanying form of Proxy intend to vote all proxies FOR the election of the following nominees:

1.	Gary L. Brown
2.	Steven R. Jesson
3.	Alfredo Chang
4.	Stephen Rogers

                     Each of the nominees is currently a Director of the Company.

        b.         Recommendations to Shareholders.

                    The SkyLynx Board of Directors believes that the election of each of the above named nominees is in the best interest of the SkyLynx Shareholders, and unanimously recommends a vote FOR Proposal No. 1.

        c.         Votes Required:

                    Directors shall be elected by a plurality of the votes present at the meeting either in person or by proxy and entitled to vote on the election of directors.

                   The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares voting at a meeting at which a quorum is present could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

        d.         Information Concerning Directors, Director Nominees and Executive Officers
Name	Age	Position	Director/Officer Since
Gary L. Brown	56	Chief Executive Officer, Director	2002
Steven R. Jesson	55	Director	2002
Alfredo Chang	31	Director	2004
Stephen L. Rogers	61	Director	2002
Kenneth L. Marshall	64	Secretary	2002
Kevin Gorman	50	Chief Operating Officer	2003
Fred L. Anderson	49	Vice President - Engineering	2003
Jon Fatula	52	Vice President - Information Technology	2003
Daniel J. Sullivan	48	Chief Financial Officer	2003
Gustavo A. Yepes	44	Vice President, Latin America	2003
Joseph Williamson	44	Vice President - Engineering	2004

___________________________

Directors and Director Nominees:

        Gary L. Brown, age 56, CEO, Board Member - Prior to SkyLynx, Mr. Brown was Chairman of the Board and founder of LineShark Communications, Inc. a regional Internet Service Provider. Mr. Brown was an original founder of Inforum Communications, Inc. (formerly known as SkyLynx Communications, Inc.) based in Denver, Colorado and served as its Chairman of the Board, President and CEO for over two years. Inforum Communications is an Internet service provider embarking on a rapid acquisition strategy similar to LineShark concentrating on the Pacific Rim region of the country. Mr. Brown resigned his position at Inforum to devote his full time to LineShark. Within two years following Mr. Brown's resignation as an officer and director of LineShark, LineShark filed a voluntary petition in bankruptcy. In addition, Mr. Brown served as a director of Cable Corporation of America, Inc. during the period that it was subject to a voluntary petition in bankruptcy under Chapter 11 of United States Bankruptcy Code. Mr. Brown was in the securities industry from 1973 until approximately 1997 as a registered securities principal in both Colorado and Florida. Mr. Brown attended Central Missouri State University from 1967 to 1972.

        Steven R. Jesson, age 55, Board Member - was most recently owner of IntServCo, LLC, an Internet services consulting group, focused on helping communications and data service providers attain market and revenue growth during these challenging times of consolidation and constrained access to capital.

        Prior to forming IntServCo Mr. Jesson served as Vice President of Internet Services for Inforum Communications. In this position he gained first hand experience in developing and deploying the evolving range of Internet services. He led the company's efforts to deploy DSL, web hosting, and collocation services. He was also a key member of the advisory team tasked with integrating ISP properties purchased by Inforum. This gave him exposure to infrastructure and enterprise delivery issues and solutions.

        Prior to joining Inforum, Mr. Jesson was an executive for Fidelity Investments, rising to Senior Vice President as a Regional Manager overseeing 19 offices and 300+ employees.

        Mr. Jesson has a B.A. degree in Political Economics from Colorado College, and has attended executive development programs at Cal-Berkeley, Harvard, and Wharton. He recently moved from Alamo, California to Scottsdale, Arizona.

        Alfredo Chang, age 31, Board Member, joined the board of directors in February 2004. Since November 2003, he has been Vice President, High Grade and Emerging Markets Portfolio Manager for GE Asset Management. From January 2002 to November 2003, he was Vice President, Portfolio Manager for GE Asset Management. From August 2000 to January 2002, he served as an Assistant Portfolio Manager for GE Financial Assurance. From April 1996 until August 2000, he held the positions of Regional Investment Officer and Portfolio Manager with AIG Global Investment Corp. in New York. Between 1993 and 1996, he held positions with Bankers Trust, Salomon Brothers and Merrill Lynch. Mr. Chang has a BS in Business from the University of Florida, 1993. He is a member of the New York Society of Security Analysts; the Association of Investment Management and Research, and the GE Asian Pacific American Network.

        Stephen L. Rogers, age 61, Board Member, has more than 30 years of senior management experience in the broadcast television industry. He served as the President and CEO of WEDU, Tampa, Fla., one of the most-viewed public television stations in the nation. He has been recognized both locally and nationally for his leadership, technical expertise and business acumen, most recently with the prestigious 21st Century Award by America's Public Television Stations and as TV Station Manager of The Year by Tampa Bay Magazine. Mr. Rogers served as Chairman of the Board of the Florida Public Broadcasting Service for two years and a board member for ten years. He has also been a member of the board of directors of the Florida Association of Broadcasters for four years. He also served on numerous committees in Washington, D.C. assisting congressional staff in the drafting of public broadcasting legislation addressing new technologies.

        Each Director will be elected to serve until the next Annual Meeting of Shareholders in 2005 or until a successor is duly elected and qualified.

Executive Officers:

        Kenneth L. Marshall age 64, Secretary and General Counsel, has been a member of the Florida Bar since 1972. He served as Secretary and General Counsel for the Company since its inception. He also formerly served as Secretary and General Counsel to LineShark Communications, Inc. Within two years following his resignation as Secretary and General Counsel of LineShark Communications, Inc., that company filed a voluntary petition in bankruptcy. His area of practice is commercial law. He holds a J.D. degree from The Washington College of Law, The American University and a B.S. in Business Management from Florida Atlantic University.

        Kevin Gorman, age 50, Chief Operating Officer, joined the Company in August 2003. He was President and Chief Operating Officer of StarCom Wireless, USA, LLC from June 2001 until July 2003, a provider of a wireless 2-way data communications network. From April 2000 until October 2000, he was President and COO of Tidemark Solutions, a developer of e-government transaction based hosted web services. From 1999 to 2000, he was President, Internet Security Unit North America for Aladdin Knowledge Systems, an Israeli Internet security company. From 1987 to 1999, he was President and COO of IntegraTRAK, Inc., a telemangagement software company. Mr. Gorman holds a B.A. degree from St. Thomas University and a Master of Science Telecommunications degree from St. Mary's College in Minnesota.

        Fred L. Anderson, age 49, Vice-President-Engineering, joined the Company in August 2003. From July 2001 to July 2003, he was Vice President Technical Development for StarCom Wireless, Inc where he developed applications software and designed network systems for a 2-way wireless data communications network. From April 1998 until April 2001, he served as Vice President of Business and Technical Development for DMC Stratex Networks NW, Inc. From November 1995 to April 1998, he was Vice President of Technical Development for StarCom Wireless, Inc. Mr. Anderson was employed with Meteor Communications Corporation from 1981 to 1995 and with Boeing Corporation to 1977 to 1981. He holds a BS in Electrical Engineering from Walla Walla College (1975) and a M.S. in Electrical Engineering from Washington State University (1977).

        Jon Fatula, age 52, Vice President-Information Technology, joined the Company in August 2003. From March 1996 until March 2003, he served as Vice President, Software Development for StarCom Wireless, Inc. From September 1992 until February 1996, he was Vice President - Technology for Media Logic, Inc. Previously, he was a Program Manager at Microsoft Corp. Mr. Fatula attended Yale University as an undergraduate and has a BA Degree, Magna Cum Laude from Geneva College (1975).

        Daniel J. Sullivan, age 48, Chief Financial Officer, joined the Company in November, 2003. Prior to joining the Company, Mr. Sullivan was chief financial officer of Selective HR Solutions, Inc., a subsidiary of Selective Insurance Group, from November 1997 until October 2003. Previously, he served as Chief Financial Officer for Stacey's Buffet, Inc., publicly-held restaurant chain from November 1995 until November 1997. From February 1994 through November 1995 Mr. Sullivan was chief financial officer of Quality Products, Inc., a publicly-held manufacturing and steel service company. Mr. Sullivan was chief financial officer of a privately owned industrial and medical gas distributor from March 1993 through February 1994. From April 1990 through March 1993, Mr. Sullivan was chief financial officer of the trailer manufacturing division of Oshkosh Truck Corporation. Additionally, Mr. Sullivan is a Certified Public Accountant and spent six years in the audit department at KPMG where he left as Senior Manager in 1986. Mr. Sullivan has a BS Degree in Business Administration (Accounting) from San Diego State University (1980).

        Gustavo A. "Gus" Yepes, age 44, Vice-President, Latin American Operations, joined the Company in December 2003. With over 18 years of experience in software development and wireless data communications, he served as the President and Chief Executive Officer for Infotech now MobileTec International Inc., from December 1990 until June 2003 a technical business dedicated to designing, building and integrating solutions for the commercial and public safety industries. From January 1987 to November 1989 he worked with IBM in conversions and migrations strategies to the IBM system AS/400 and applications software design and implementation for the AS400 platform. He also worked as a consultant in the private industry performing systems analysis and applications development. He attended Kean College from 1977 to 1981 and majored in Computer Science. Mr. Yepes has also attended many professional computer related seminars and computer technical schools where he has received certifications in software systems design, specialized software programming and training on the IBM systems AS/400 and Risc/6000 at IBM.

Joseph P. Williamson, age 44, Vice-President Field Engineering, joined the Company in January 2004. From November 2002 to December 2003, he was a consultant to the Company. From January 2000 to June 2001, he was Vice President Engineering for Metropolitan Area Networks, Inc., where he led the development of a wireless broadband network using excess DTV spectrum. From May 1998 to the present, he has served as President of Total Video Service, Inc. Mr. Williamson holds a BS in Electrical Engineering from the University of Florida (1985).

        No family relationship exists between any director or executive officer.

        There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

        Except as set forth above with respect to Messrs. Brown and Marshall, during the last five (5) years no director or officer of the Company has:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;
c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

        Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than the Board of Directors believes could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

        2.         Meetings and Committees of the Board of Directors

                a.         Meetings of the Board of Directors

                            During the fiscal year ended June 30, 2003, ___ meetings of the Board of Directors were held, including regularly scheduled and special meetings. All meetings held either in person or by telephone conference were attended by 100% of the then serving directors. Messrs. Francis, Rogers and White were elected to the Board of Directors on June 17, 2002. Mr. White resigned in _______, 2003 and Mr. Francis resigned in ______, 2003. Mr. Jesson was elected to the Board in _______, 2003 and Mr. Chang was elected to the Board in January 2004. Outside Directors have received restricted stock awards for their service as directors. Mr. Jesson received a grant of 142,858 shares of restricted common stock, Mr. Rogers received an aggregate of 300,000 shares of restricted common stock in consideration of both consulting and director services, and Mr. Chang received an aggregate of 275,000 shares of restricted common stock in consideration of both consulting and director services. Outside directors are also eligible to participate in the Company's 2002 Equity Incentive Plan, although as of the date of this proxy statement there have been no grants of option to those directors under the Plan and there exist no commitments to grant those persons options under the Plan.

                b.         Committees

        The board appoints committees to help carry out its duties. In particular, board committees work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

        During the fiscal year ended June 30, 2003, the Board did have an Audit Committee and, Compensation Committee, but did not have a standing Nomination Committee or any other standing committees. The Board of Directors as a whole served the functions of a nomination committee.

Audit Committee

        The audit committee is currently composed of the following directors:

Steven R. Jesson
Stephen Rogers

        The Board of Directors has determined that Messrs. Jesson and Rogers are "independent" within the meaning of the National Association of Securities Dealers, Inc.'s listing standards. For this purpose, an audit committee member is deemed to be independent if he does not possess any vested interests related to those of management and does not have any financial, family or other material personal ties to management.

        The Board of Directors has determined that none of the members of the audit committee qualify as an "audit committee financial expert" within the meaning of Item 401(e)(2) of Regulation SB. The audit committee lacks an audit committee financial expert due principally to its historical lack of funds necessary to compensate such a person.

        The audit committee was met on ___ occasions during fiscal 2003, which meetings were attended by 100% of the committee members. The committee is responsible for accounting and internal control matters. The audit committee:
-	reviews with management, the internal auditors and the independent auditors policies and procedures with respect to internal controls;
-	reviews significant accounting matters;
-	approves the audited financial statements prior to public distribution;
-	approves any significant changes in accounting principles or financial reporting practices;
-	reviews independent auditor services; and
-	recommends to the board of directors the firm of independent auditors to audit our consolidated financial statements.

In addition to its regular activities, the committee is available to meet on all of the independent accountants, controller or internal auditor whenever a special situation arises.

        The Audit Committee of the Board of Directors has adopted a written charter, which is attached to this Proxy Statement as Appendix A.

Compensation Advisory Committee

        The compensation advisory committee is currently composed of the following directors:

Alfredo Chang
Stephen Rogers
Gary Brown (ex officio)

        Our chief executive officer, Gary Brown, serves as an ex officio member of the compensation advisory committee. The compensation advisory committee conducted ____meetings during fiscal 2003 that were attended by 100% of its members. The compensation advisory committee:
-

recommends to the board of directors the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation advisory committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;

-	administers our compensation plans for the same executives;
-	determines equity compensation for all employees;
-	reviews and approves the cash compensation and bonus objectives for the executive officers; and
-	reviews various matters relating to employee compensation and benefits.

Nomination Process

        The Board of Directors has not appointed a standing nomination committee and does not intend to do so during the current year. The process of determining director nominees has been addressed by the board as a whole, which consists of four members. The board has not adopted a charter to govern the director nomination process.

        Of the currently serving four directors, Messrs. Jesson, Rogers and Chang would each be deemed to be independent within the meaning of the National Association of Securities Dealers, Inc.'s listing standards. For this purpose, a director is deemed to be independent if he does not possess any vested interests related to those of management and does not have any financial, family or other material personal ties to management.

        The board of directors has not adopted a policy with regard to the consideration of any director candidates recommended by security holders, since to date the board has not received from any security holder a director nominee recommendation. The board of directors will consider candidates recommended by security holders in the future. Security holders wishing to recommended a director nominee for consideration should contact Mr. Daniel Sullivan, Chief Financial Officer, at the Company's principal executive offices located in Sarasota, Florida, and provide to Mr. Sullivan, in writing, the recommended director nominee's professional resume covering all activities during the past five years, the information required by Item 401 of Regulation SB, and a statement of the reasons why the security holder is making the recommendation. Such recommendation must be received by the Company before September 30 following the most recently completed fiscal year.

        The board of directors believes that any director nominee must possess significant experience in business and/or financial matters as well as a particular interest in the Company's activities.

        All director nominees identified in this proxy statement were recommended by our President and Chief Financial Officer and unanimously approved by the board of directors.

Shareholder Communications

        Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the board of directors to the attention of Mr. Daniel Sullivan, Chief Financial Officer, at the principal executive offices of the Company. The board of directors will consider any such written communication at its next regularly scheduled meeting.

        Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

        3.         Remuneration and Executive Compensation

        The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

TABLE 1
SUMMARY COMPENSATION TABLE
					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Options/ SARs(#)	LTIP Payouts ($)	All Other Compensa- tion ($)
Gary L. Brown	2003	$150,000	-0-	-0-	-0-	-0-	-0-	-0-
Bryan L. Walker	2002	-0-	-0-	-0-	-0-	100,000	-0-	-0-
	2001	-0-	-0-	-0-	-0-	150,000	-0-	-0-

The Board of Directors approved a base annual salary for Mr. Brown of $150,000 beginning January 1, 2003. For fiscal 2003, Mr. Brown's salary was accrued but not paid due to a lack of working capital.
Table 2 Option/SAR Grants in Last Fiscal Year Individual Grants
Name	Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Gary L. Brown	0	0	N/A

Table 3 Aggregated Options/SAR Exercised In Last Fiscal Year And Fy-End Option/SAR Values
Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at 06/30/03	Value of Unexercised In-the-Money Options at 6/30/03
			Exercisable/Unexercisable	Exercisable/Unexercisable
Gary L. Brown	0	0	0	0
Bryan L. Walker	250,000	$129,843	0	0
1.

Options are in the money if the market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the estimated fair market value of the common stock at June 30, 2003, of $.25 per share, less the exercise price.

        4.         Compliance With Section 16(a) of the Exchange Act:

      Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than 10% of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during fiscal 2002 and fiscal 2003. In making this report, the Company has relied on the written representations of its directors and officers or copies of the reports that they have filed with the Commission. Based upon these sources of information, it would appear that Gary Brown, Steve Jesson, Stephen Rogers and Kenneth Marshall each failed to file their Initial Report on Form 3 in a timely fashion; Mr. Jesson failed to file two reports covering two transactions in a timely fashion; Mr. Francis failed to file one report covering one transaction in a timely fashion; Mr. Marshall failed to file one report covering one transaction in a timely fashion; Mr. Rogers failed to file one report covering one transaction in a timely fashion; and Mr. Brown failed to file five reports covering five transactions in a timely fashion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of Cordovano & Honeck, independent certified public accountants, to serve as auditors for the fiscal year ending June 30, 2004. Cordovano & Honeck has been the Company's accountants continuously since November 2002. It is not expected that a member of Cordovano & Honeck will be present at the Annual Meeting and that a member of that firm will be available to either make a statement or respond to appropriate questions. Ratification of the selection of our auditors is not required under the laws of the State of Delaware, or applicable rules or regulations of the Securities and Exchange Commission but will be considered by the Board of Directors in selecting auditors for future years.

        The following table details aggregate fees billed for fiscal year ended June 30, 2003 by Cordovano & Honeck for:

*	Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;
*	Financial information systems design and implementation; and
*	All other services:
Services for Fiscal 2003	Aggregate Fees Billed
Audit	$
Financial Information System Design and Implementation	$
Other	$

        Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with Cordovano & Honeck's independence.

        Votes Required.

        Ratification of the selection of Cordovano & Honeck to serve as auditors for the fiscal year ending June 30, 2004 will require an affirmative vote of a majority of the outstanding shares of common stock of the Company represented in person or by proxy at the Annual Meeting and voting on this Proposal.

        Management Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF CORDOVANO & HONECK.

PROPOSAL NO. 3
INCREASE IN NUMBER OF SHARES ISSUABLE UNDER EQUITY INCENTIVE PLAN

        Our board of directors has determined that, in order to be able to provide incentive to the management of prospective acquisition or merger targets, it is in the best interests of our shareholders that the number of shares of our common stock that we are authorized to issue pursuant to the exercise of options, grants and other rights under our 2003 Equity Incentive Plan be increased.

        We are currently authorized to issue up to 1.240,458 shares of common stock under our plan. As of the date of this proxy statement, we have reserved for issuance an aggregate of _________ shares of common stock pursuant to the exercise of options granted and outstanding under the Plan, employees have exercised options to purchase __________ shares and we have awarded __________ shares of our common stock to employees and contractors in lieu of cash compensation, leaving a balance of authorized and uncommitted shares which may be issued under the plan of ____________ shares.

        In order to attract and hire key technical personnel and management as our Company grows, it will be necessary to offer option packages in order that we can compete effectively with other companies seeking the support of these highly qualified individuals. As a result, it is the view of our board of directors that the remaining authorized balance of ________ shares under our plan is inadequate to permit us to be successful in obtaining the highly qualified executive management team that the company will require.

        As a result, our board of directors has recommended that we increase the total authorization under our plan by an additional 2,500,000 shares.

        Our executive officers and directors are eligible to received option grants and common stock awards under the Plan. No determination or commitment has been made with respect to the possible participation of our executive officers and directors in future grants under the Plan.

Votes Required

        Approval and adoption of the increase in the number of shares of common stock issuable under our equity incentive plan will require that the votes cast in favor of the proposal exceed the votes cast against the proposal.

Board of Directors Recommendation

        OUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE PROPOSED INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER OUR EQUITY INCENTIVE PLAN IS IN THE BEST INTEREST OF THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS APPROVE THIS PROPOSAL AT THE MEETING.

2003 EQUITY INCENTIVE PLAN

        The Company's 2003 Equity Incentive Plan was adopted by the Board of Directors and shareholders. In order to be authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended, it is necessary that such a plan receive and obtain shareholder approval. The essential features of the 2003 Plan are outlined below:

        The 2003 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 2003 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2003 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Stock Awards.

        The 2003 Plan was adopted by the Board of Directors on September 15, 2002. The 2003 Plan provides a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        The 2003 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 2003 Plan and, subject to the provisions of the 2003 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the 2003 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 2003 Plan to the Compensation Committee of the Board. As used herein with respect to the 2003 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

        Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 2003 Plan only to selected employees (including officers and directors who are employees) of the Company and its affiliates. Selected employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 2003 Plan. Non-employee directors are eligible only for nonstatutory stock options. No incentive stock option may be granted under the 2003 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110%of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2003 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. Non-employee directors are eligible only for nonstatutory stock options.

        If any Stock Award granted under the 2003 Plan expires or otherwise terminates without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the 2003 Plan.

        The following is a description of the permissible terms of options under the 2003 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

        The exercise price of incentive stock options under the 2003 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 2003 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At _________________, 2004, the closing price of the Company's Common Stock as reported on the OTC Electronic Bulletin Board was $______ per share. In the event of a decline in the value of the Company's Common Stock, The Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To date, the Board has not exercised such authority. To the extent required by Section 162(m), an option repriced under the 2003 Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the2003 Plan share limitation. The exercise price of options granted under the 2003 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

Option Exercise

        Options granted under the 2003 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 2003 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2003 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term

        The maximum term of options under the 2003 Plan is 10 years. Options under the 2003 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time not exceeding twelve months following such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

        The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 2003 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

Purchase Price

        The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than eighty-five percent (85%) of the stock's fair market value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the 2003 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

Consideration

        The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

Vesting

        Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

Termination of Employment or Relationship as a Director or Consultant

        In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

Stock Appreciation Rights

        The three types of Stock Appreciation Rights that are authorized for issuance under the 2003 Plan are as follows:

        Tandem Stock Appreciation Rights. Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (i) the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

        Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (i) the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

        Independent Stock Appreciation Rights. Independent stock appreciation rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (ii) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

        If there is any change in the stock subject to the 2003 Plan or subject to any Stock Award granted under the 2003 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 2003 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

        The 2003 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization (a "Change-in-Control"), to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 2003 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 2003 Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised during such time. Individual options may contain more liberal vesting acceleration provisions. The acceleration of a Stock Award in the event of a Change-in-Control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

        The Board may suspend or terminate the 2003 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2003 Plan will terminate on September 15, 2013. The Board may also amend the 2003 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 2003 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

        Under the 2003 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the nonstatutory stock option may be transferred upon such terms and conditions as set forth in the option, including pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Federal Income Tax Considerations.

        Incentive Stock Options. Incentive stock options under the 2003 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the. Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Long-term capital gains currently are generally subject to lower tax rates than short-term capital gains (which are taxed at the ordinary income rate). The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options. Nonstatutory stock options granted under the 2003 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the 2003 Plan generally have the following federal income tax consequences:

        Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on how long the stock was held from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

        Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

        Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 2003 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights maybe granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount(or formula used to calculate the amount) payable upon attainment of the performance goal).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth information with respect to beneficial ownership of our common stock by:
*	each person who beneficially owns more than 5% of the common stock;
*	each of our executive officers named in the Management section;
*	each of our Directors; and
*	all executive officers and Directors as a group.

The table shows the number of shares owned as of February 15, 2004 and the percentage of outstanding common stock owned as of February 15, 2004. Each person has sole voting and investment power with respect to the shares shown, except as noted.
Name and Address(3)	Number of Shares	Percent Owned(2)
Gary L. Brown	3,565,878(4)	33.7%
Stephen Rogers	514,286	4.9%
Kenneth L. Marshall	1,008,175(5)	9.5%
Steve Jesson	419,643	4.0%
Kevin Gorman	500,000	4.7%
Jon Fatula	100,000	0.9%
Fred Anderson	100,000	0.9%
Alfredo Chang	275,000	2.6%
Joe Williamson	135,000	1.3%
Daniel Sullivan	300,000	2.8
All Officers and Directors as a Group (10 persons)	6,917,982	65.3%

_________________________________________________

(1)         Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)         The percentages shown are calculated based upon 10,586,113 shares of common stock outstanding. In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options and warrants or conversion of notes are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3)         Unless otherwise stated, the beneficial owner's address is 500 Ringling Boulevard, Sarasota, Florida 34242.

(4)         Includes options exercisable to purchase 288,500 shares of common stock at a price of $.50 per share.

(5)         Includes options exercisable to purchase 175,000 shares of common stock at a price of $.50 per share

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Open account cash advances have been made by various shareholders. As of the date of the financial statements, no promissory notes, interest rates or repayment schedules have been set.

        For the six months ended June 30, 2002, Gary Brown made cash advances to the Company of approximately $45,000. No promissory notes, interest rates or repayment terms have been set.

        In December 2001, Gary Brown loaned $10,000 to the Company under a convertible promissory note. Mr. Brown exercised the conversion rights under the note to acquire 1,000,000 (pre-split) shares of common stock.

        In December 2001, Mr. Brown was issued 1,000,000 (pre-split) shares of common stock in consideration of his joining the Board of Directors and entering into the Letter of Understanding. The shares were subject to forfeiture in the event certain events had not occurred. As of the date of this report, Mr. Brown has not received a certificate for those shares; and the Board of Directors has not taken any action with respect to any possible forfeiture of the shares based upon the failure of the condition subsequent.

        During the year ended June 30, 2002, Mr. Brown was granted an option to purchase 4.9 million (pre-split) shares of common stock from the Shelton Voting Trust at a price of $.002 per share. During the year, Mr. Brown, and others, exercised those options. In connection with the option exercise, Mr. Brown acquired 220,525 (post-split) shares.

        During the six months ended December 31, 2002, Mr. Brown made additional loans and cash advances to the Company totaling an aggregate of $90,000. Those loans and cash advances were evidenced by a convertible promissory note, granting Mr. Brown the right to convert the principal amount of the note into shares of common stock at a price of $.01 per share. In December 2002, Mr. Brown exercised his conversion rights under the convertible promissory note to acquire 1,285,715 shares of our common stock.

        During the fiscal year ended June 30, 2003, the Company issued:

*	1,317,497 shares of common stock to executive officers in payment of accrued salaries; and
*	500,000 shares of common stock to directors in payment for services; and
*	2,968,453 shares of common stock to Mr. Brown in repayment of $207,791 in accrued indebtedness.

        At June 30, 2003, the Company was indebted to Mr. Brown for advances made in the aggregate amount of $145,686. At December 31, 2003, the balance owed to Mr. Brown was $322,560.

OTHER MATTERS

        The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If, however, any other matters properly come before the Annual Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

        Whether or not you expect to present at the meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you wish to attend the meeting and wish to vote in person, you may withdraw your proxy.

                                                                                                SKYLYNX COMMUNICATIONS, INC.

                                                                                                By: /s/ Kenneth L. Marshall
                                                                                                 Kenneth L. Marshall, Secretary

Shareholder Proposals For The 2005 Annual Meeting

        If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Company with respect to the 2005 Annual Meeting of Shareholders, the proposal must be presented to the Company's management prior to June 30, 2004, along with proof of common stock ownership in the Company. If, however, notwithstanding the foregoing deadline, a proposal is brought before the Meeting, then under the proxy rules of the Securities and Exchange Commission the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the person selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by overnight courier to SkyLynx Communications, Inc., 500 Ringling Boulevard, Sarasota, Florida 34242, Attention: Gary L. Brown, President and CEO.

APPENDIX A

SKYLYNX COMMUNICATIONS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

General

        The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

*	Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
*	Reviewing and appraising the audit efforts of the Corporation's independent accountants.
*	Providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

Composition

        The Audit Committee shall consist of two or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. In determining whether any director is independent, the Board shall take into consideration the requirements of the principal exchange or system on which the Corporation's common stock is traded. Directors, who are affiliates of the Company, or officers or employees of the Company or of its subsidiaries, will not be considered independent

        All members of the Committee must be able to read and understand fundamental financial statements, including a corporation's balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee is to have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The members of the Committee are to be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

____________________________

(1) Exception for Small Business issuers - These issuers must establish and maintain an Audit Committee of at least two members, a majority of which must be independent directors. The understanding of accounting and financial management by members is not required.

Meetings

        The Committee shall hold regular meetings as may be necessary and special meetings as may be called by the Chairman of the Committee. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

Relationship with Independent Accountants

        The Corporation's independent accountants are to be ultimately accountable to the Board and the Committee, and the Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

Responsibilities and Duties

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
1.	Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.
2.

Review the Corporation's annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission or the public; including any certification, report, opinion, or review rendered by the independent accountants.

3.

Review with financial management and the independent accountants the Corporation's filings with the Securities and Exchange Commission on Form 10-Q2 prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
1.	Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.
2.

On an annual basis, obtain from the independent accountants, and review and discuss with the independent accountants, a formal written statement delineating all relationships the independent accountants have with the Corporation, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants.

3.	Recommend to the Board any appropriate action to oversee the independence of the independent accountants.

_____________________________

2Or Form 10-QSB if applicable.

4.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.
5.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

1.	In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.
2.	Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.
3.	Consider, and approve, if appropriate, major changes to the Corporation's auditing and accounting principles.
4.

Establish regular and separate reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

5.

Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

6.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.
7.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.
Ethical and Legal Compliance
8.	Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.
9.	Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.
10.	Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                                        Adopted by Resolution of the Board of Directors

                                                                                        September 15, 2002

____________________________________
3If the company has an internal audit department, appropriate references should be made to the communications between the Committee and that department and to the Committee's review of that department.